ASHLAND INC.
                         DEFERRED COMPENSATION AND
              STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
                     (Amended as of September 18, 1997)


ARTICLE I.  GENERAL PROVISIONS

1.       PURPOSE

         The purpose of this Ashland Inc. Deferred Compensation and Stock Incentive Plan For Non-Employee Directors (the "Plan") is to provide each Director with an opportunity to defer some or all of the Director's Fees as a means of saving for retirement or other purposes. In addition, the Plan provides Directors with the ability to increase their proprietary interest in the Company's long-term prospects by permitting Directors to receive all or a portion of their Fees in Ashland Common Stock and providing for the grant of options to purchase Ashland Common Stock to Directors.

2.       DEFINITIONS

         The following definitions shall be applicable throughout the Plan:

         (a)   "Accounting   Date"  means  the  Business  Day  on  which  a
calculation concerning a Participant's Compensation Account is performed, or as otherwise defined by the Committee.

         (b) "Act" means the Securities Act of 1933, as amended from time to time.

         (c) "Agreement" means a written agreement setting forth the terms of an Option.

         (d) "Beneficiary" means the person(s) designated by a Participant in accordance with Article V, Section 1.

         (e) "Board" means the Board of Directors of Ashland Inc. or its designee.

         (f) "Business Day" means a day on which the New York Stock Exchange is open for trading activity.

         (g) "Change in Control" shall be deemed to occur (1) upon the approval of the shareholders of the Company (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (2) when any "person" (as defined in Section 3(a)(9) or 13(d) of the Exchange
Act), other than the Company or any subsidiary or employee benefit plan or trust maintained by the Company, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of the Common Stock outstanding at the time, without the approval of the Board, or (3) if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

         (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (i) "Committee" means the Personnel and Compensation Committee of the Board or its designee.

         (j) "Common Stock" means the common stock, $1.00 par value, of Ashland Inc.

         (k) "Common Stock Fund" means that investment option, approved by the Committee, in which a Participant's Retirement Account may be deemed to be invested and may earn income based on a hypothetical investment in Common Stock.

         (l) "Company" means Ashland Inc., its divisions and subsidiaries.

         (m)  "Corporate   Human   Resources"  means  the  Corporate  Human
Resources Department of the Company.

         (n) "Credit Date" means the date on which any Fees would otherwise have been paid to the Participant or in the case of the Participant's designation of investment option changes, within three Business Days after the Participant's designation is received by Corporate Human Resources, or as otherwise designated by the Committee.

         (o)  "Deferral   Account"   means  the  account(s)  to  which  the
Participant's  Deferred  Fees are  credited  and from  which,  pursuant  to
Article III, Section 5, distributions are made.

         (p) "Deferred Fees" means the Fees elected by the Participant to be deferred pursuant to the Plan.

         (q) "Director" means any non-employee director of the Company.

         (r) "Disability" means a Director's incapacity, due to physical or mental illness, resulting in an inability to attend to his or her duties and responsibilities as a member of the Board.

         (s) "Election" means a Participant's delivery of a written notice of election to the Secretary of the Company electing to defer payment of his or her Fees or to receive such Fees in the form of Common Stock.

         (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (u) "Exercise Price" means, with respect to each share of Common Stock subject to an Option, the price at which such share may be purchased from the Company pursuant to the exercise of such Option.

         (v) "Fair Market Value" means the price of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange issues on the date and at the time designated by the Company.

         (w) "Fees" mean the annual retainer and meeting fees, as well as any per diem compensation for special assignments, earned by a Director for his or her service as a member of the Board during a calendar year or portion thereof.

         (x) "Fiscal Year" means that annual period commencing October 1 and ending the following September 30.

         (y) "Nonqualified Stock Option" means any Option that does not comply with the provisions of Section 422 of the Code.

         (z) "Option" means the right to purchase Common Stock as provided in Article IV.

         (aa) "Participant" means a Director who has elected to defer payment of all or a portion of his or her Fees and/or to receive all or a specified portion of his or her Fees in shares of Common Stock.

         (bb) "Payment Commencement Date" means the date payments of amounts deferred begin pursuant to Article III, Section 6.

         (cc) "Personal Representative" means the person or persons who, upon the disability or incompetence of a Director, shall have acquired on behalf of the Director, by legal proceeding or otherwise, the right to receive the benefits specified in this Plan.

         (dd) "Plan" means this Ashland Inc. Deferred Compensation and Stock Incentive Plan For Non-Employee Directors.

         (ee) "Stock Account" means an account by that name established pursuant to Article III, Section 1.

         (ff) "Stock Unit(s)" means the share equivalents credited to a Participant's Stock Account pursuant to Article III, Section 1.

         (gg) "Termination" means retirement from the Board or termination of service as a Director for any other reason.

3.       SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

         (a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 500,000 shares of Common Stock, subject to adjustment pursuant to subsection (b) below; provided, however, that of such shares, only 150,000 shares shall be available for issuance in connection with the award of Options. Such shares shall be authorized but unissued shares of Common Stock. If any Option shall expire without having been exercised in full, the shares subject to the unexercised portion of such Option shall again be available for the purposes of the Plan.

         (b) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares that may be issued under the Plan shall be automatically adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

4.       ELIGIBILITY

         Any non-employee Director of the Company shall be eligible to participate in the Plan.

5.       ADMINISTRATION

         Full power and authority to construe, interpret and administer the Plan shall be vested in the Company and the Committee. Decisions of the Company and the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of Corporate Human Resources. This Department may authorize new or modify existing forms for use under this Plan so long as any such modified or new forms are not inconsistent with the terms of the Plan.

ARTICLE II.  COMMON STOCK PROVISION

         Each Director may elect to receive all or a portion of his or her Fees in shares of Common Stock by making an Election pursuant to Article III, Section 4. Shares shall be issued to the Director at the end of each quarter beginning in the quarter the Election is effective. The number of shares of Common Stock so issued shall be equal to the amount of Fees which otherwise would have been payable to such Director during the quarter divided by the Fair Market Value. Only whole number of shares of Common Stock will be issued, with any fractional shares to be paid in cash.

ARTICLE III.  DEFERRED COMPENSATION

1.       PARTICIPANT ACCOUNTS

         (a) Upon election to participate in the Plan, there shall be established a Deferral Account to which there shall be credited any Deferred Fees as of each Credit Date. The Deferral Account shall be credited (or debited) on each Accounting Date with income (or loss) based upon a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Committee, which may include a Common Stock Fund, as elected by the Participant under the terms of
Article III, Section 4.

         (b) The Stock Account of a Participant shall be credited on each Accounting Date with Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such deferred Fees as to which a stock deferral election has been made at the Fair Market Value on the Accounting Date. As of the date of any dividend distribution date for the Common Stock, the Participant's Stock Account shall be credited with additional Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Fair Market Value on such date, with the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Stock Units then credited to the Participant's Stock Account.

2.       FINANCIAL HARDSHIP

         Upon the written request of a Participant or a Participant's Personal Representative and a finding that continued deferral will result in an unforeseeable financial hardship to the Participant, the Committee or the Company (each in its sole discretion) may authorize (a) the payment of all or a part of a Participant's Deferral Account in a single installment prior to his or her ceasing to be a Director, or (b) the acceleration of payment of any multiple installments hereof. It is intended that the Committee's determinations as to whether the Participant has suffered an "unforeseeable financial emergency" shall be made consistent with the requirements under Section 457(d) of the Internal Revenue Code. If the Participant requesting a payment contemplated by subsection (a) or (b) of this Article III, Section 2 is a member of the Committee, such Participant shall abstain from the Committee's determination as to whether such payment shall be made.

3.       ACCELERATED DISTRIBUTION

         (a) Availability of Withdrawal Prior to Termination. The Participant or the Participant's Beneficiary who is receiving installment payments under the Plan may elect, in writing, to withdraw all or a portion of a Participant's Deferral Account at any time prior to the time such Deferral Account otherwise becomes payable under the Plan, provided the conditions specified in subsections (c), (d) and (e) of this Article III,
Section 3 are satisfied.

         (b)  Acceleration  of  Periodic  Distributions.  Upon the  written election of the Participant or the Participant's Beneficiary who is receiving installment payments under the Plan, the Participant or Participant's Beneficiary may elect to have all or a portion of the remaining installments distributed in the form of an immediately payable lump sum, provided the conditions specified in subsection (c) and (e) of this Article III, Section 3 are satisfied.

         (c) Forfeiture Penalty. In the event of a withdrawal pursuant to subsection (a) of this Article III, Section 3, or an accelerated distribution pursuant to subsection (b) of this Article III, Section 3, the Participant shall forfeit from such Deferral Account an amount equal to 10% of the amount of the withdrawal or accelerated distribution, as the case may be. The forfeited amount shall be deducted from the Deferral Account prior to giving effect to the requested withdrawal or acceleration. Neither the Participant nor the Participant's Beneficiary shall have any right or claim to the forfeited amount, and the Company shall have no obligation whatsoever to the Participant, the Participant's Beneficiary or any other person with regard to the forfeited amount.

         (d) Minimum Withdrawal. In no event shall the amount withdrawn in accordance with subsection (a) of this Article III, Section 3 be less than 25% of the amount credited to such Participant's Deferral Account immediately prior to the withdrawal.

         (e) Suspension from Deferrals. In the event of a withdrawal pursuant to subsection (a) or (b) of this Article III, Section 3, a Participant who is otherwise eligible to make deferrals of Fees under this Plan shall be prohibited from making such deferrals with respect to the remainder of the current Fiscal Year and the Fiscal Year of the Plan immediately following the Fiscal Year of the Plan during which the withdrawal was made, and any Election previously made by the Participant with respect to deferrals of Fees for such Fiscal Year of the Plan shall be void and of no effect.

4.       MANNER OF ELECTION

         (a) General. Any Director wishing to participate in the Plan may elect to do so by delivering to the Secretary of the Company an Election on a form prescribed by Corporate Human Resources designating the manner in which such Deferred Fees are to be invested in accordance with Article III,
Section 1 and electing the timing and form of distribution. The timing of the filing of the appropriate form with Corporate Human Resources shall be determined by the Company or the Committee. An effective election to defer Fees may not be revoked or modified except as otherwise determined by the Company or the Committee or as stated herein.

         (b) Investment Alternatives - Existing Balances. A Participant may elect to change an existing selection as to the investment alternatives in effect with respect to existing deferred Fees (in increments prescribed by the Committee or the Company) as often, and with such restrictions, as determined by the Committee or by the Company.

         (c) Change of Beneficiary. A Participant may, at any time, elect to change the designation of a Beneficiary in accordance with Article V,
Section 1 hereof.

         (d) Initial Election. With respect to Directors' Fees payable for all or any portion of a calendar year after such person's initial Election to the office of Director of the Company, any such person wishing to participate in the Plan may file a proper Election within 30 days after such election to office. Any such Election shall be effective upon filing or as soon as possible thereafter with respect to such Fees.

5.       DISTRIBUTION

         (a) Deferral Account. In accordance with the Participant's Election, Deferred Fees credited to a Participant's Deferral Account shall be distributed in cash or shares of Common Stock (or a combination of both). If no election is made by a Participant as to the distribution or form of payment of his or her Deferral Account, upon Termination such account shall be paid in cash in lump sum. The entire Deferral Account must be paid out within forty years following the date of the Participant's Termination.

         (b) Change of Distribution of Deferral Account. A Participant will be allowed to change the Election as to the applicable payment period for all amounts deferred pursuant to such Election, subject to approval by the Company or the Committee. Such change must be made by the earlier of:

               (i) the date six months prior to the first day of the month following the Participant's Termination; or

               (ii) the December 31 immediately preceding the first day of the month following the Participant's Termination.

If the Participant making such change is a member of the Committee, such Participant shall abstain from the Committee's decision to approve or disapprove such change.

6.       PAYMENT COMMENCEMENT DATE

         Payments of amounts deferred pursuant to a valid Election shall commence after a Participant's Termination in accordance with his or her Election. If a Participant dies prior to the first deferred payment specified in an Election, payments shall commence to the Participant's Beneficiary on the first payment date so specified.

7.       CHANGE IN CONTROL

         Notwithstanding any provision of this Plan to the contrary, in the event of a "Change in Control" (as defined in Section 2(g) of Article I), each Participant in the Plan shall receive an automatic lump sum cash distribution of all amounts accrued in the Participant's Cash and/or Stock Account(s) (including interest at the Prime Rate of Interest through the business day immediately preceding the date of distribution) not later than fifteen (15) days after the date of the "Change in Control." For this purpose, the balance in the Stock Account shall be determined by multiplying the number of Stock Units by the higher of (a) the highest closing price of a share of Common Stock during the period commencing 30 days prior to such Change in Control or (b) if the Change in Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto. Any consideration other than cash forming a part or all of the consideration for Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Board.

         In addition, the Company shall reimburse a Director for the legal fees and expenses incurred if the Director is required to seek to obtain or enforce any right to distribution. In the event that it is determined that such Director is properly entitled to a cash distribution hereunder, such Director shall also be entitled to interest thereon at the Prime Rate of Interest quoted by Citibank, N.A. as its prime commercial lending rate on the subject date from the date such distribution should have been made to and including the date it is made. Notwithstanding any provision of this Plan to the contrary, Article I, Section 2(g) and Section 7 of this Article may not be amended after a "Change in Control" occurs without the written consent of a majority in number of Participants.

ARTICLE IV.  OPTIONS

1.       OPTION GRANT

         On the first business day following the Company's Annual Meeting of Shareholders in 1994 and each year thereafter until 2004, or, if no such meeting is held, on January 31 or the first business day thereafter, and each year thereafter until 2004 (such day hereinafter referred to as the "Effective Date"), each person who is a Director of the Company on the Effective Date shall be automatically granted an Option to purchase 1,000 shares of Common Stock if, but only if, the return on average common stockholders' equity of the Company for the immediately preceding fiscal year as set forth in the Company's Annual Report to Shareholders is equal to or greater than 10%.

2.       OPTION TERMS

         Options granted under the Plan shall be subject to the following terms and conditions:

         (a) Option Designation and Agreement. Any Option granted under the Plan shall be granted as a Nonqualified Stock Option. Each Option shall be evidenced by an Agreement between the recipient and the Company containing the terms and conditions of the Option.

         (b) Option Price. The Exercise Price of Common Stock issued pursuant to each Option shall be equal to Fair Market Value of the Common Stock on the Effective Date.

         (c) Term of Option. No Option shall be exercisable more than ten years after the date the Option is granted.

         (d) Vesting. Options granted under the Plan shall vest six months after the date of grant.

         (e) Exercise. Options, to the extent they are vested, may be exercised in whole or in part at any time during the option period;
provided, however, that an Option may not be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by the Company of (i) notice from the optionee of exercise of an Option, and (ii) payment to the Company (as provided in (f) below), of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by postpaid mail, addressed to the Treasurer of the Company at, Ashland Inc., 1000 Ashland Drive, Russell, Kentucky, 41169, or such other place as the Company may designate from time to time.

         (f) Payment for Shares. The Exercise Price for the Common Stock shall be paid in full when the Option is exercised. The Exercise Price may be paid in whole or in part (i) in cash, (ii) in whole shares of Common Stock (which shares of Common Stock must have been owned by the Director six months or longer, and not used to effect a stock option exercise within the preceding six months, unless the Committee specifically provides otherwise) and evidenced by negotiable certificates, valued at their Fair Market Value, (iii) Attestation or (iv) by a combination of such methods of payment. In addition, a Director may exercise the Option by effecting a "cashless exercise," with a broker, of the Option. "Attestation" means the delivery to the Company of a completed Attestation Form prescribed by the Company setting forth the whole shares of Common Stock owned by the Director which the Director wishes to utilize to pay the Option price. The Common Stock listed on the Attestation Form must have been owned by the Director six months or longer, and not have been used to effect an Option exercise within the preceding six months, unless the Committee specifically provides otherwise.

         (g) Termination . If a Director's service on the Board terminates by reason of (i) normal retirement from the Board at age 70, (ii) the death or Disability of such Director, (iii) a Change of Control of the Company, or (iv) voluntary early retirement to take a position in governmental service, any Option held by such Director may thereafter be exercised by the Director, or in the event of death, by his or her Beneficiary to the extent it was vested and exercisable at the time of Termination, (i) for a period equal to the number of years of completed Board service as of the date of Termination of the Director on whose behalf the Option is exercised, or (ii) until the expiration of the stated term of such Option, whichever period is the shorter. In the event of Termination for any reason other than those set forth above, any Option held by such Director may thereafter be exercised by the Director to the extent it was vested and exercisable at the time of Termination (i) for a period of one year from the date of such Termination or (ii) until the expiration of the stated term of such Option, whichever period is the shorter.

         (h) Term. No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but Option awards granted prior to such tenth anniversary may extend beyond that date until the expiration of their terms.

3.       TRANSFER OF OPTIONS

         Options granted under the Plan shall be transferable by will, by the laws of descent and distribution, and, subject to the discretion and direction of the Committee, may be made transferable by the Director-holder thereof during his or her lifetime.

ARTICLE V.  MISCELLANEOUS PROVISIONS

1.       BENEFICIARY DESIGNATION

         A Director may designate one or more persons (including a trust) to whom or to which payments are to be made if the Director dies before receiving payment of all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with the Secretary of the Company while the Director is alive and will cancel all designations of a Beneficiary signed and filed earlier. If the Director fails to designate a Beneficiary as provided above or if all of a Director's Beneficiaries predecease him or her and he or she fails to designate a new Beneficiary, remaining unpaid amounts shall be paid in one lump sum to the estate of such Director. If all Beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.

2.       INALIENABILITY OF BENEFITS

         The interests of the Directors and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor be subject to attachment, execution, garnishment or other such equitable or legal process. Subject to Section 3 of Article IV of this Plan, any Option shall be exercisable, during a Director's lifetime, only by him or her or his or her Personal Representative.

3.       GOVERNING LAW

         The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

4.       AMENDMENTS

         The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Directors; provided, however, that the Committee may not, without approval by the shareholders:

         (a) materially increase the number of securities that may be issued under the Plan (except as provided in Article I, Section 3),

         (b) materially modify the requirements as to eligibility for participation in the Plan,

         (c)  otherwise   materially  increase  the  benefits  accruing  to
participants under the Plan, or

         (d) amend any provision relating to the amount, price, timing or vesting of the Options, other than to comport with changes in the Code or the rules and regulations promulgated thereunder.

5.       COMPLIANCE WITH RULE 16b-3

         It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan Participants remain non-employee directors ("Non-Employee Directors") for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining Non-Employee Directors, that provision shall be deemed amended so that the Plan does so comply and the Plan participants remain Non-Employee Directors, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

6.       EFFECTIVE DATE

         The Plan was approved by the shareholders of the Company on January27, 1994, and originally became effective as of November 9, 1993, and has been restated in this document effective September 18, 1997.